Exhibit 23.1

VivoPower International PLC

The Scalpel

18th Floor

52 Lime Street

London

EC3M 7AF

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of VivoPower International plc filed with the Securities and Exchange Commission (the “SEC”) on May 7 2025, of our report dated December 19, 2024 relating to the financial statements of VivoPower International plc, which appears in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Sincerely,

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP

London, England

May 7, 2025